Exhibit 21.1

ROCKWOOD HOLDINGS, INC.

SUBSIDIARIES

Name of Subsidiary	State/Jurisdiction of Incorporation

Aachener Chemische Werke Gesellschaft für glastechnische Produkte und Verfahren mbH	Germany
Alberti & Co. GmbH	Germany
AM Craig Ltd.	United Kingdom
Ardrox Ltd.	United Kingdom
BAE Vermögensverwaltungs GmbH	Germany
BCI Pensions Trustees Ltd.	United Kingdom
Bedec S.A.S.	France
Brent Europe Ltd.	United Kingdom
Brent International B.V.	United Kingdom
Brockhues GmbH & Co. KG	Germany
Caledonian Applied Technology Limited	United Kingdom
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Malaysia
CeramTec GmbH	Germany
CeramTec Czech Republic s.r.o.	Czech Republic
CeramTec-ETEC GmbH	Germany
CeramTec Ibérica Innovative Ceramic Engineering S.L.	Spain
CeramTec Italia S.r.l. (a)	Italy
CeramTec Korea Ltd.	Korea
CeramTec North America Corporation	Delaware
CeramTec UK Ltd.	United Kingdom
CeramTec Suzhou Ltd.	China
Cerasiv GmbH Innovatives Keramik-Engineering	Germany
Changchun Chemetall Chemicals Co., Ltd.	China
Changshu Rockwood Pigments Company Limited	China
Chemetall (Australasia) Pty. Ltd.	Australia
Chemetall (Proprietary) Ltd.	South Africa
Chemetall (Thailand) Co. Ltd.	Thailand
Chemetall AB	Sweden
Chemetall AG (a)	Switzerland
Chemetall Asia Pte. Ltd.	Singapore
Chemetall B.V.	Netherlands
Chemetall Canada Ltd.	Canada
Chemetall Corporation	Delaware
Chemetall do Brasil Ltda.	Brazil
Chemetall Finland Oy	Finland
Chemetall Foote Corp.	Delaware
Chemetall Ges.m.b.H.	Austria
Chemetall GmbH	Germany
Chemetall Holding GmbH	Austria
Chemetall Hong Kong Ltd.	China
Chemetall Hungária Vegyianyagokat Gyártó es Forgalmazó Kft	Hungary
Chemetall India Company Ltd.	United Kingdom
Chemetall Italia S.r.l.	Italy
Chemetall Japan K.K.	Japan
Chemetall Lithium India Pvt. Ltd.	India
Chemetall Mexicana, S.A. de C.V.	Mexico
Chemetall New Zealand Ltd.	New Zealand

Chemetall Philippines Co. Ltd., Inc.	Philippines
Chemetall Ltd.	United Kingdom
Chemetall PVC (Proprietary) Ltd.	South Africa
Chemetall ooo	Russia
Chemetall Polska Sp.z o.o.	Poland
Chemetall-Rai India Ltd.	India
Chemetall S.A.	Spain
Chemetall S.r.l.	Italy
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey
Chemetall S.A.S.	France
Chemetall South Africa (Proprietary) Ltd.	South Africa
Chemetall Speciality Chemicals Ltd.	United Kingdom
Chemetall Surface Treatment Holding Co., Ltd.	Thailand
Chemetall Taiwan Co., Ltd.	Taiwan
Chemetall US, Inc.	Delaware
Chemical Specialties, Inc.	North Carolina
Chemserve Ltd.	United Kingdom
ChemStore GmbH	Germany
Chillihurst Limited	United Kingdom
Chongqing Chemetall Chemicals Co., Ltd.	China
CM-Hilfe GmbH Unterstützungskasse	Germany
Creambay Limited	United Kingdom
Creamglade Limited	United Kingdom
CSI Kemwood AB	Sweden
CSI Wood Protection Limited	United Kingdom
Deutsche Baryt-Industrie Dr. Rudolf Alberti GmbH & Co. KG	Germany
DICON Explosives Company Ltd.	Nigeria
DNVJ Vermögensverwaltung GmbH	Germany
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Emil Müller GmbH	Germany
ETEC DuraWear, Inc.	Delaware
ETEC Technical Ceramics Corp.	Colorado
Excalibur Realty Company	Delaware
Excalibur Realty UK Limited	United Kingdom
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Ltda.	Chile
Guangzhou Huali Sachtleben Chemicals Company Ltd. (a)	China
hebro chemie GmbH	Germany
Holliday Chemical Espana S.A.	Spain
Holliday France S.A.	France
Holliday Pigments International S.A.	France
Holliday Pigments S.A.	France
Industrieservice Ges.m.b.H.	Austria
Inorganic Pigments Limited	United Kingdom
KENDELL S.r.l.	Italy
Knight Chimiques de Spécialité S.A.S.	France
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
Knight Lux 3 S.à r.l.	Luxembourg
Knight Lux 4 S.à r.l.	Luxembourg
Knight Polska 1 Sp.z o.o.	Poland
LRG Recycling GmbH Leverkusen	Germany
Metalon Stolberg Vermögensverwaltung GmbH	Germany
Mustardgrange Limited	United Kingdom
Nanjing Chemetall Surface Technologies Co., Ltd.	China

Nigerian Development and Construction Company Ltd.	Nigeria
Nuodex Mexicana, S.A. des C.V.	Mexico
Nuodex Italiana S.r.l.	Italy
Pool Spa Holdings, Inc.	Delaware
PIGMENT-CHEMIE GmbH	Germany
Press + Sintertechnik Sp.z o.o.	Poland
Press and Sinter Technics de Mexico, S.A. de C.V.	Mexico
PST Press Sintertécnica Brasil Ltda.	Brazil
Process Ink Holdings Ltd.	United Kingdom
Process Inks And Coatings Ltd.	United Kingdom
Representation Chemetall Polska Sp.z o.o.	Ukraine
Rockwood (Ningbo) Chemicals Corporation Limited	China
Rockwood Absorbents (Baulking) Limited	United Kingdom
Rockwood Additives Limited	United Kingdom
Rockwood Clay Additives GmbH	Germany
Rockwood Far East Limited	Hong Kong
Rockwood Hong Kong Limited	Hong Kong
Rockwood Industries Spain S.L.	Spain
Rockwood Italia S.p.A.	Italy
Rockwood Pigmente Holding GmbH	Germany
Rockwood Pigments (UK) Limited	United Kingdom
Rockwood Pigments and Additives Pte. Ltd.	Singapore
Rockwood Pigments and Trading Pty Ltd.	Australia
Rockwood Pigments NA, Inc.	Delaware
Rockwood Shenzhen Pigments Company Ltd.	China
Rockwood Specialties Australia Pty Ltd.	Australia
Rockwood Specialties Consolidated, Inc.	Delaware
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group GmbH	Germany
Rockwood Specialties Group, Inc.	Delaware
Rockwood Specialties Inc.	Delaware
Rockwood Specialties International, Inc.	Delaware
Rockwood Specialties Limited	United Kingdom
Rockwood Taicang Pigments Company Ltd.	China
Rockwood Vermögensverwaltung GmbH	Germany
Rockwood Vermögensverwaltung S.à r.l. & Co. KG	Germany
Rockwood Wafer Reclaim SAS	France
Sachtleben Chemie GmbH	Germany
Sachtleben LLC	Delaware
Sachtleben GmbH	Germany
Sachtleben Oy	Finland
Sachtleben Pigments Oy	Finland
Sachtleben Trading (Shanghai) Company Limited	China
Sachtleben Wasserchemie (Holding) GmbH	Germany
Sachtleben Wasserchemie GmbH	Germany
Sales de Magnesio Ltda.	Chile
Shanghai CeramTec Innovative Ceramic Engineering Co., Ltd. (a)	China
Shanghai Chemetall Chemicals Co., Ltd.	China
Silo Pigmente GmbH	Germany
Sociedad Chilena de Litio Ltda.	Chile
Southern Clay Products, Inc.	Texas
Southern Color N.A., Inc.	Delaware
Stadeln Genehmigungshaltergesellschaft mbH	Germany
The Brent Manufacturing Company Ltd.	United Kingdom
Troisdorf Genehmigungshaltergesellschaft mbH	Germany
Viance Limited	United Kingdom

Viance LLC	Delaware
Viance Oy	Finland
Würgendorf Genehmigungshaltergesellschaft mbH	Germany

(a) In liquidation